Exhibit j

                              McGLADREY & PULLEN L.L.P.
                   Certified Public Accountants & Consultants

                        CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use of our report dated June 28, 1999, on the financial statements referred to therein, which are incorporated by reference in Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A, File No. 333-37491, of Georgia Daily Municipal Income Fund, Inc., as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Counsel and Auditors" and "Financial Statements".



                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
September 27, 1999